Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SPAR Group, Inc. 2001 Consultant Stock Purchase Plan, of our report dated march 2, 2001, with respect to the consolidated financial statements of SPAR Group, inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota                                   /s/ Ernst & Young LLP
November 7, 2001